Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

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IN RE RUMBLE INC.	)	C.A. No. 2023_______________
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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Rumble Inc., a Delaware corporation (“Rumble” or the “Company”), brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1. Rumble seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed with the Secretary of the State of Delaware on September 15, 2022 (Ex. A, the “Amended Charter”). This is one of several Section 205 petitions that have been initiated in this Court by companies initially formed as a special purpose acquisition company (“SPAC”), following the holding in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).1

2. Rumble is an online video platform and cloud service provider, originally headquartered in Toronto, Ontario and, subsequent to the closing of the Business Combination (as defined below), headquartered in Longboat Key, Florida. Rumble was originally known as “CF Acquisition Corp. VI” (“CFVI” or “CF VI”), a SPAC created for the purpose of effecting a business combination. On December 1, 2021, CFVI announced that it had entered into an agreement to acquire Rumble, subject to, among other things, stockholder approval and certain charter amendments. On August 12, 2022, CFVI filed a Form 424B3 Prospectus (the “Proxy”) with the United States Securities and Exchange Commission (the “SEC”) in connection with a special stockholders meeting held on September 15, 2022 (the “Special Meeting”). Following the Special Meeting, on September 16, 2022, CFVI closed the “Business Combination”—an “arrangement” under Section 182 of the Business Corporations Act (Ontario)—and CFVI became Rumble and has been operating as such ever since.

[1]	See Verified Petitions for Relief Under 8 Del. C. § 205 in: In re Evgo Inc., C.A. No. 2023-0132 (Del. Ch. Feb. 3, 2023); In re Fisker Inc., C.A. No. 2023-0119 (Del. Ch. Feb. 1, 2023); In re ChargePoint Holdings Inc., C.A. No. 2023-0113 (Del. Ch. Jan. 31, 2023); In re Lucid Group, Inc., C.A. No. 2023-0116 (Del. Ch. Jan. 31, 2023); In re Lordstown Motors Corp., C.A. No. 2023-0083 (Del. Ch. Jan. 26, 2023).

3. Prior to the Business Combination, CFVI was governed by an Amended and Restated Certificate of Incorporation (Ex. B, the “Original Charter”). The Original Charter authorized issuance of 160,000,000 shares of “Class A” common stock and 40,000,000 shares of “Class B” common stock. In connection with the Business Combination, CFVI adopted, subject to stockholder approval, various amendments to the Original Charter, which were incorporated into the Amended Charter. Among other things, the Amended Charter increased the number of authorized shares of Class A common stock from 160,000,000 to 700,000,000 (the “Share Increase Amendment”) and opted out of the separate class vote requirement pursuant to Section 242(b)(2) of the DGCL (the “Opt-Out Amendment,” and, with the Share Increase Amendment, the “Charter Amendments”). The Business Combination was subject, among other things, to stockholder approval of the Charter Amendments.

4. Consistent with market practice at the time, the Amended Charter was adopted by the combined affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock then outstanding voting together as a single class. The belief of CFVI at the time—then under control of SPAC management, not Rumble management—was that the Class A and Class B common stock amounted to two series of the same class of stock and, accordingly, no separate class votes were required to adopt the Charter Amendments.

5. As with many other similarly situated companies that became publicly traded through a SPAC, the validity of the Charter Amendments (and with them, the Amended Charter) has been called into question by the recent Boxed decision. In Boxed, the Court interpreted a SPAC’s charter (which resembles the Original Charter) as creating two classes of common stock instead of two series, so that any increases in the authorized shares in a class would require a class-by-class vote under Section 242(b)(2) of the DGCL. See Boxed, 2022 WL 17959766 at * 8. Because the Charter Amendments were not approved on a class-by-class basis, Rumble now wishes to resolve any doubts about the validity of the Amended Charter and, by extension, the consummation of the Business Combination.

6. The Company respectfully submits that prompt relief under Section 205 is warranted. The Charter Amendments were adopted by Rumble’s predecessor management and submitted to stockholders based on the good-faith belief that class-by-class voting was not required. Now that this belief has been cast into doubt, the consequences to Rumble are potentially draconian. As a public company, Rumble is subject to reporting requirements with the SEC and its next periodic filing of the Annual Report on Form 10-K is due to be filed on March 31, 2023 (or April 15, 2023 if a notification of extension on Form 12b-25 were to be filed). While Rumble believes that all of its Class A common stock are currently valid, Rumble will not be able to timely file its Annual Report on Form 10-K without certainty as to its authorized shares. Thus, absent resolution of any doubts as to the validity of the Amended Charter, Rumble may not be able to timely file its Form 10-K, which could subject the Company to a variety of drastic consequences, including deregistration by the SEC, delisting by stock exchanges, and the inability to raise capital through issuance of public securities. Furthermore, failure to ratify the Amended Charter could result in Rumble being unable to honor future Class A exchange requests or being forced to honor them in cash, not Class A shares, at substantial expense to the Company. Relief under Section 205 is the most efficient and certain way to place Rumble and its investors in the position that was expected by investors absent these unforeseen circumstances now encountered by many Delaware-incorporated former SPACs.

BACKGROUND

7. CFVI was incorporated in Delaware on April 17, 2020 as a SPAC. The Company amended and restated its initial charter through a filing in Delaware on February 18, 2021, referred to herein as the “Original Charter.” Ex. B. The Original Charter was the charter in effect at the time the Company sought stockholder approval of the Amended Charter at issue in the Petition.

8. On December 1, 2021, CFVI and Rumble entered into the “Business Combination Agreement” setting forth the terms and conditions of the Business Combination. See Proxy, Ex. C at 369.2 Prior to the Business Combination, CFVI was a public company based in the United States owned by a Delaware-based LLC, CFAC Holdings VI, LLC, and CFVI stockholders, while Rumble was a private company based in Canada owned by its stockholders and warrant holders. See id. at 45, 92, 205, 220. For ease of reference, an overview of the pre-closing organization structure of CFVI and Rumble is included as Appendix A to the Petition.

[2]	Citations to Ex. C herein use the pagination at the very bottom of each page.

9. As detailed in the Proxy, following the Business Combination, CFVI would be renamed Rumble and its Class A stock would be held by Rumble’s legacy U.S. stockholders and CFVI’s legacy stockholders (along with certain PIPE investors) and its Class B stock would be eliminated. As a result of certain cross- border considerations attendant to the transaction, Rumble’s legacy Canadian stockholders would receive shares in “ExchangeCo,” a newly formed Ontario- incorporated subsidiary of Rumble, exchangeable, subject to certain conditions, for shares of Class A common stock of Rumble (“ExchangeCo Shares”). Recipients of ExchangeCo Shares also received “tandem” non-economic shares of Class C common stock in Rumble (or, in the case of Rumble’s founder, shares of Class D common stock), in order to provide holders of ExchangeCo Shares with voting rights at the Rumble public company level. An overview of the post-closing organizational structure of Rumble is included as Appendix B to the Petition.

10. A Special Meeting of CFVI stockholders was convened on September 15, 2022 to vote on the Business Combination and other related matters. Ex. C at 46–47. At the Special Meeting, 38,200,000 shares of common stock were entitled to vote, consisting of 30,700,000 of Class A common stock and 7,500,000 shares of Class B common stock. Id. at 47. CFVI stockholders approved the Business Combination at the Special Meeting under a single-class voting structure. See Ex. D at 1 (Rumble Inc. Form 8-K dated Sept. 22, 2022); Ex. C at 47. The Business Combination was then consummated through a series of stock exchanges pursuant to the Business Combination Agreement, and after the Company filed Articles of Arrangement with the Canadian authorities. See Ex. C at 128.

11. At the Special Meeting, CFVI stockholders were also asked to approve several proposals to amend the Original Charter, two of which are relevant to this Petition and are described below (collectively, the “Charter Proposals”).3 The Business Combination was subject to stockholder approval of the Charter Proposals. Ex. C at 47.

a. The Share Increase Proposal: The first proposal sought to increase the number of Class A common stock shares from 160,000,000 under the Original Charter to 700,000,000 under the Amended Charter. The proposal also eliminated Class B common stock while also creating 170,000,000 shares of Class C common stock and 110,000,000 shares of Class D common stock. Ex. C at 183.

b. The Opt-Out Proposal: The second proposal sought to opt-out of DGCL Section 242(b)(2)’s share increase separate class vote requirement for future share increase votes. The proposal would amend the Original Charter to provide that the “number of authorized shares . . . may be increased or decreased . . . by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of . . . [Section 242(b)(2)] . . . and no separate class vote of the holders . .. . shall be required therefor.” Ex. A at Art. IV, Section 4.1(b).

[3]	Other Charter Proposals included renaming the Company “Rumble Inc.”, providing for certain transfer and redemption provisions for the Class C common stock and Class D common stock, and eliminating certain provisions that would no longer be relevant following the Business Combination. Ex. C at 182.

12. The proxy materials transmitted to CFVI stockholders to solicit their approval of the Business Combination and the Charter Proposals stated that the Charter Proposals required approval by “a majority of the issued and outstanding shares of CF VI Common Stock as of the Record Date.” Ex. C at 5.

13. CFVI stockholders voted on the Charter Proposals at the Special Meeting held on September 15, 2022. The Share Increase Proposal received a total of 20,421,502 affirmative votes, which constituted a majority of shares of Class A and Class B common stock voting together as a single class, but not a majority of the Class A common stock if holders of Class A common stock voted as a separate class.4 See Ex. E at 3 (Rumble Inc. Form 8-K dated Sept. 16, 2022). The Opt-Out Proposal received 21,085,454 affirmative votes, which again constituted a majority of shares of Class A and Class B common stock voting together as a single class, but not a majority of the Class A common stock if holders of Class A common stock voted as a separate class.5 Nevertheless, because the Charter Proposals obtained enough votes to satisfy the voting standards described in the Proxy, the Company caused the Amended Charter (enacting the Charter Proposals) to be filed with the Office of the Secretary of State of the State of Delaware following the Special Meeting on September 15, 2022.

[4]	Specifically, with 30,700,000 shares of Class A common stock entitled to vote at the Special Meeting, an affirmative vote of at least 15,350,001 Class A shares was required in favor of the Share Increase Proposal on a class-by-class basis, whereas the proposal received affirmative votes from 12,941,502 Class A shares. See Ex. E at 3; Ex. C at 593–94 (Sponsor Support Agreement requiring 7,480,000 Class B stockholders to vote in favor of the proposed amendments).

[5]	As with the Share Increase Proposal, an affirmative vote of at least 15,350,001 Class A shares was required in favor of the Opt-Out Proposal on a class-by-class basis, but only 13,569,501 affirmative votes were received from Class A shares. See Ex. E at 3; Ex. C at 593–94.

14. Six new directors were also elected to the board of directors of Rumble at the Special Meeting to replace previous directors of CFVI and, following the consummation of the Business Combination, Rumble came under the management of a new management team (consisting of executives from legacy Rumble) and under the oversight of the newly constituted board of directors. Ex. C at 243. Having received a representation from CFVI as part of the Business Combination that a combined, not class-by-class, vote was required to approve the Amended Charter (see Ex. C at 47), Rumble had no reason to doubt that the Amended Charter was duly approved at the Special Meeting until theBoxed decision. Following the Boxed decision, Rumble received notice of the decision from its outside counsel and consulted with the outside counsel on potential remedial actions. Subsequently, Rumble has received a stockholder litigation demand asking the Company to investigate and take remedial action.

15. As prior Section 205 petitions have noted, the Boxed decision now calls into question the validity of the Amended Charter and, by extension, stockholder approval of the Business Combination. Applying the Boxed decision, the Original Charter could be interpreted to have designated the Class A common stock and Class B common stock as two separate classes. See Ex. B at Art. IV, Section 4.1. If that is the case, then the Share Increase Proposal and the Opt-Out Proposal each required approval by the holders of Class A common stock voting as a separate class under Section 242(b)(2) of the DGCL. Accordingly, the Company is seeking the validation of the Amended Charter to remedy any defect that might have resulted from the failure to authorize the Amended Charter by the separate class vote of the Class A common stock if that vote was required by Section 242(b)(2) of the DGCL.6

[6]	To the extent any other amendments effected by the Amended Charter might be deemed to have adversely affected the rights, powers or preferences of the Class A common stock, a separate class vote of the Class A common stock would have been required to adopt those amendments as well. Given the limited number of cases interpreting what constitutes an adverse effect for purposes of Section 242(b)(2) of the DGCL, and because the amendments were submitted to stockholders in a singular amended and restated charter, the Company is seeking validation of the entire Amended Charter.

16. If the Amended Charter did not validly increase the number of shares of Class A common stock authorized for issuance, then (absent validation by this Court) the Company is limited to validly issuing only 160 million shares of Class A common stock (the maximum number fixed in the Original Charter). Ex. B at Art. IV, Section 4.1. To determine the number of shares that a corporation may issue on a given date, Section 161 of the DGCL requires the Company to deduct from its total number of authorized shares the number of shares that have already been issued and the number of shares that have been subscribed for or are otherwise committed to be issued. The Company currently has approximately 111.5 million outstanding shares of Class A common stock. Ex. F at 1 (Rumble Form 10-Q/A for Quarter 3, 2022). Thus, the current number of outstanding shares does not exceed the maximum number fixed in the Original Charter. See Ex. B at Art. IV, Section 4.1.

17. However, at present, the Company also has approximately 167.7 million outstanding ExchangeCo Shares that may be exchanged by the holders thereof for Class A common stock in the future, subject to an overriding right of “CallCo” (a subsidiary of the Company) to redeem any such ExchangeCo Shares for the equivalent cash value thereof. See Ex. E at 2; Ex. C at 189 (explaining the ExchangeCo Share redemption right). Those future share exchanges risk being invalid to the extent that the number of issued and outstanding shares of Class A common stock exceeds 160 million. Accordingly, Rumble will be unable to honor future exchange requests of ExchangeCo Shares into shares of Class A common stock unless the Share Increase Amendment enacted through the Amended Charter is validated by this Court.

CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205

A. Section 204 Is Not Practicable.

18. The Company has considered its options to resolve the uncertainty resulting from the apparent insufficiency of the approval of the Charter Proposals and concluded prospects of ratification of the Amended Charter pursuant to Section 204 of the DGCL to be uncertain. In pursuit of ratification pursuant to Section 204, the Company would need to obtain the approval of a majority of the valid shares of Class A common stock currently outstanding, voting as a separate class. While the Company believes that all of the currently outstanding shares of Class A common stock were validly issued—which is to say that there are no “putative” Class A shares within the meaning of Section 204 of the DGCL—it is possible that a stockholder could take the position that by virtue of the exchange features of the ExchangeCo Shares (which ExchangeCo Shares were issued at the same time as the Class A common stock in the Business Combination), certain Class A shares were not validly issued and, indeed, exceed the share limitation contained invalid to the extent that the number of issued and outstanding shares of Class A common stock exceeds 160 million. Accordingly, Rumble will be unable to honor future exchange requests of ExchangeCo Shares into shares of Class A common stock unless the Share Increase Amendment enacted through the Amended Charter is validated by this Court. in the Original Charter. That is because, at the closing of the Business Combination, the Company entered into an Exchange and Support Agreement with the holders of ExchangeCo Shares under which the Company agreed to reserve a sufficient number of Class A shares to permit future exchanges of the ExchangeCo Shares, even though the Company (through its “CallCo” subsidiary) ultimately has the right to settle any such exchanges in cash. Ex. G at 4 (Exhibit 10.1 to Rumble Inc. Form 8-K dated Sept. 22, 2022); see also Ex. C at 504. If this argument were credited, such putative Class A shares could not vote in a Section 204 election to approve the Amended Charter.

19. While Rumble believes that it has substantial and meritorious defenses to a claim that it has issued any putative Class A shares, that claim creates a risk that a Section 204 ratification of the Amended Charter would not be legally effective.7 Furthermore, soliciting and potentially obtaining the proxy or vote of its Class A stockholders would entail numerous mailings and administrative steps, resulting in a delay of several weeks to over a month and substantial costs to the Company. Further, a Section 204 ratification would require filing a certificate of validation with the Secretary of State of the State of Delaware. Such a certificate (if accepted by the Delaware Secretary of State) is effective upon filing. However, there is no guarantee as to when the Delaware Secretary of State will issue a certified copy of the certificate of validation (acknowledging that the filing has been accepted), which can in practice take months to obtain.8 Thus, while an out-of-court Section 204 ratification might in theory be available, it is not a practical and timely corrective process under the current circumstances. Accordingly, relief under Section 205 is the most efficient and certain means of recourse to the Company.

[7]	For instance, a stockholder ratification pursuant to Section 204 of the DGCL could have necessitated, given this risk, a successive petition pursuant to Section 205(a)(1) of the DGCL to “[d]etermine the validity and effectiveness of any defective corporate act ratified pursuant to § 204 of this title.” For the reasons described below, Rumble lacks sufficient time to convene a Section 204 vote and then submit a 205 petition to confirm the effectiveness of the Section 204 vote prior to its impending SEC filing deadlines.

[8]	Significantly, third parties may not treat a Section 204 ratification as final (and may not be willing to rely on the Section 204 ratification) until the certified copy of the certificate of validation is issued. And, until the certified copy is provided, other charter and related filings cannot be made filed with the Delaware Secretary of State and the Delaware Secretary of State will not issue a good standing certificate for the subject corporation.

B. Rumble Proceeded in Good Faith, Believing that it Complied with Delaware Law in Approving and Filing the New Charter.

20. The Company filed the Amended Charter with the belief that the charter had been validly approved in accordance with the DGCL. Based upon information provided by the Company’s and CFVI’s counsel, many SPACs reasonably interpreted their charters as creating two series of common stock, rather than two distinct classes of common stock. This view is based in part on the provisions of the Original Charter referencing two lettered clauses (a) and (b), which practitioners believed denoted two classes of stock: common stock and preferred stock. According to this view, references to “Class A” and “Class B” merely identified two series that were part of the same class. In the transaction documents for the Business Combination, the Company (as the pre-Business Combination SPAC) made representations and warranties to pre-Business Combination Rumble that the Business Combination consideration to be issued to the stockholders of pre- Business Combination Rumble (i.e., the stock with the rights set forth in the Amended Charter) would be duly and validly issued, fully paid and nonassessable, which would require the combined vote of the Class A common stock and Class B common stock to approve the Charter Proposals. And, as discussed, the pre- Business Combination SPAC management team was replaced with the Rumble management team in connection with the Business Combination. As such, the current management team was not ultimately responsible for ensuring the required stockholder votes had been obtained.

C. Continued Uncertainty Would Harm Rumble and its Stakeholders.

21. Rumble and its stockholders will experience significant harm if the Amended Charter is not validated by this Court. In the absence of a validation, the approval of the Business Combination would potentially be in question and Rumble would remain subject to the share limitation contained in the Original Charter, which would limit its ability to exchange shares, raise capital, and authorize shares for other common and legitimate corporate purposes (such as compensating employees with stock grants). Additionally, Rumble would not be able to ascertain the number of outstanding shares or authorized shares to be disclosed in its SEC filings, including its Annual Report on Form 10-K which is due on March 31, 2023 (or April 15, 2023 if a notification of extension on Form 12b-25 were to be filed), resulting in a late filing and potential collateral consequences. By contrast, Rumble is not aware of any negative consequences to its stockholders or any other parties that could result from the validation of the Amended Charter.

22. The Company also submits that prompt relief is required. As a public company, the Company is subject to periodic reporting requirements. The Company has been advised by its auditors that it must resolve the foregoing issues (including determination of the number of authorized shares) by March 31, 2023 (or April 15, 2023 if a notification of extension on Form 12b-25 were to be filed) in order to provide a “clean” audit opinion. Without such opinion, the Company will not be able to comply with disclosure requirements and could suffer severe collateral consequences from the inability to timely file Annual Report on Form 10-K.

23. For all of these reasons, the Company respectfully requests this Court to grant the relief that the Company seeks here pursuant to Section 205.

COUNT ONE

(Validation of the Charter Amendments Under 8 Del. C. § 205)

24. The Company repeats and reiterates the allegations above as if set forth fully herein.

25. Because of the potential defects described above, there is uncertainty as to the validity of the Amended Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

26. This Court has the authority under Section 205(a)(3) of the DGCL to determine the validity of any corporate act not ratified by Section 204 of the DGCL, which includes the filing and effectiveness of the Amended Charter.

27. The Company deems it not practicable to ratify the Amended Charter under Section 204 of the DGCL due to the inability to obtain a timely and reliable stockholder vote on ratification.

28. The Company effected the Amended Charter with a good faith belief that the charter was validly approved by the stockholders of the Company.

29. The Company has treated the Amended Charter as valid since the Business Combination.

30. The Company and its stockholders will be irreparably harmed absent relief from this Court.

31. The Company has no adequate remedy at law.

COUNT TWO

(Validation of Issuances of Securities Under 8 Del. C. § 205)

32. The Company repeats and reiterates the allegations above as if set forth fully herein.

33. Because of the potential defects described above, there is uncertainty as to the validity of the Amended Charter and the shares of capital stock and securities convertible into or exercisable for capital stock thereunder, each of which is a potentially defective corporate act.

34. This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock” and under Section 205(b)(2) to validate any potentially defective corporate act.

35. The Company deems it not practicable to ratify these issuances under Section 204 of the DGCL due to the inability to obtain a timely and reliable stockholder vote on ratification

36. On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.

37. The Company and its stockholders will be irreparably harmed absent relief from this Court.

38. The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.	Validating and declaring effective the Amended Charter enacting the Charter Proposals, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on September 15, 2022 (and the effective date specified therein of September 16, 2022), and all amendments effected thereby;

B.	Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Amended Charter, in each case as of the original issuance date thereof; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

OF COUNSEL:	/s/ Ryan D. Stottmann
William M. Lafferty (#2755)
Charles Cording	Ryan D. Stottmann (#5273)
WILLKIE FARR & GALLAGHER LLP	Evan D. Sweeney (#6930)
787 Seventh Avenue	Grant E. Michl (#7088)
New York, NY 10019-6099	1201 N. Market Street
(212) 728-8000	Wilmington, DE 19801
(302) 658-9200
February 17, 2023	Counsel for Petitioner Rumble Inc.

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